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EXHIBIT 23.3

      CONSENT OF FISH & RICHARDSON P.C. TO BEING NAMED IN THE REGISTRATION
                                    STATEMENT

     The undersigned hereby consents to being named under the heading "Experts" in the Registration Statement on Form S-1 of Genometrix Incorporated (the "Company").


                                            FISH & RICHARDSON P.C.

                                            By: /s/ John Wetherell
                                               ---------------------
                                               name:  John Wetherell
                                               title: Principal
San Diego, California
Dated: March 15, 2000